As filed with the Securities and Exchange Commission on May 25, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-14619
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-65368
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-65370
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-119933
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-128405
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-134436
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-137218

UNDER
THE SECURITIES ACT OF 1933

TALX CORPORATION
(Exact name of registrant as specified in its charter)

Missouri	64-0958101
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4801 Main Street

Suite 1000

Kansas City, Missouri 64112

(314) 214-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TALX CORPORATION
1988 Inventive Stock Option Plan
1994 Stock Option Plan
1996 Employee Stock Purchase Plan
Outside Directors’ Stock Option Plan
2005 Omnibus Incentive Plan
Nonqualified Savings and Retirement Plan
2006 Employee Stock Purchase Plan
(Full title of the plan)

Kent E. Mast, Esq.	Copies to:
Corporate Vice President and General Counsel	Larry D. Ledbetter
1550 Peachtree Street, N.W.	Kilpatrick Stockton LLP
Atlanta, Georgia 30309	1100 Peachtree Street, N.E., Suite 2800
(404) 885-8000	Atlanta, Georgia 30309
(Name, address, including zip code, and telephone number,	(404) 815-6500
including area code, of agent for service)

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

1.               Registration Statement No. 333-14619 registering 105,144 shares of common stock for the 1988 Incentive Stock Option Plan.

2.               Registration Statement No. 333-65368 registering 1,237,500 shares of common stock for the Amended and Restated 1994 Stock Option Plan, as amended.

3.               Registration Statement No. 333-65370 registering 495,000 shares of common stock for the 1996 Employee Stock Purchase Plan, as amended.

4.               Registration Statement No. 333-119933 registering 50,000 shares of common stock for the Outside Directors’ Stock Option Plan, as amended.

5.               Registration Statement No. 333-128405 registering 3,000,000 shares of common stock for the 2005 Omnibus Incentive Plan.

6.               Registration Statement No. 333-134436 registering $5,000,000 of deferred compensation obligations for the Nonqualified Savings and Retirement Plan.

7.               Registration Statement No. 333-137218 registering 2,000,000 shares of common stock for the 2006 Employee Stock Purchase Plan.

On May 15, 2007, TALX Corporation (the “Company”) and Equifax Inc. completed a merger (the “Merger”) of the Company with and into a wholly owned subsidiary of Equifax Inc. pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of February 14, 2007.  In connection with the Merger, the Company became a wholly owned subsidiary of Equifax Inc. and the Company has terminated all offerings of its securities pursuant to the Registration Statements.

Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment to the Registration Statements solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 25, 2007.

TALX CORPORATION

By:	/s/ Lee Adrean
Lee Adrean
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities indicated on May 25, 2007.

Signature	Title

/s/ William W. Canfield	Director, President (Principal Executive Officer)
William W. Canfield

/s/ Lee Adrean	Vice President and Chief Financial Officer
Lee Adrean	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kent E. Mast	Director
Kent E. Mast

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